UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following material amends and supplements our definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2014 (the “Proxy Statement”) relating to the 2014 Annual Meeting of Stockholders of Fluor Corporation (“Fluor”), to be held on Thursday, May 1, 2014.

On April 18, 2014, Ms. Rosemary T. Berkery, a current member of the Fluor Board of Directors (the “Board”) and the Governance Committee of the Board, notified the Board of her decision to resign from the Governance Committee, effective immediately. Ms. Berkery continues to serve as a director and will remain a nominee for election at the Annual Meeting of Stockholders.

This supplement should be read in conjunction with the Proxy Statement.